SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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SteelCloud, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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STEELCLOUD, INC.
14040 Park Center Road
Herndon, Virginia 20171
Dear Shareholder:
You are cordially invited to attend the annual meeting of the shareholders of SteelCloud, Inc., a Virginia corporation (the “Company”) to be held at 10:00 a.m. on May 9, 2006 (the “Annual Meeting”), at its principal executive offices located at 14040 Park Center Road, Herndon, Virginia. A Notice of Annual Meeting of Shareholders, Proxy Statement and proxy card are enclosed for your review. All holders of shares of common stock of the Company as of the close of business on March 17, 2006 (the record date), are entitled to notice of, and to vote at, the Annual Meeting.
The business of the Annual Meeting is to: (i) elect two persons to serve as Class II directors of the Company for a term of three years; (ii) approve an amendment to the Company’s Certificate of Incorporation, as amended, eliminating the staggered terms of members of its Board of Directors, and providing for one-year terms and the annual election of all directors; (iii) approve the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending October 31, 2006, and (iv) consider and transact such other business as may properly and lawfully come before the Annual Meeting.
While shareholders may exercise their right to vote their shares in person, we recognize that many shareholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management’s recommendations, you need not mark your votes on the proxy but need only sign, date and return the proxy in the enclosed postage-paid envelope in order to record your vote.
If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

Sincerely,

/s/ Thomas P. Dunne

February 28, 2006	Chairman and Chief Executive Officer

STEELCLOUD, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2006
TO THE SHAREHOLDERS OF STEELCLOUD, INC.:
NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of SteelCloud, Inc. (the “Company”), will be held at 10:00 a.m. on May 9, 2006, at the principal executive offices of the Company located at 14040 Park Center Road, Herndon, Virginia 20171, for the following purposes:
1.	To elect two Class II directors to serve for the following three years and until their successors are duly elected and qualified;

2.	To approve an amendment to the Company’s Certificate of Incorporation, as amended, eliminating the staggered terms of members of its Board of Directors, and providing for one-year terms and the annual election of all directors;

3.	To approve the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending October 31, 2006;

4.	To consider and transact such other business as may properly and lawfully come before the Annual Meeting or any adjournment thereof.
All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.
The Board of Directors has fixed the close of business on March 17, 2006, as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. Only holders of record of the Company’s common stock on the record date are entitled to vote at the meeting. A list of such shareholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Company at the above address.
If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.
You can ensure that your shares are voted at the meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and to vote in person. You may revoke your proxy at any time before it is voted by notifying Continental Stock Transfer & Trust Company in writing before the meeting, or by executing a subsequent proxy, which revokes your previously executed proxy. The address for the Continental Stock Transfer & Trust Company is 17 Battery Place, New York, New York 10004.
WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors
February 28, 2006	/s/ Thomas P. Dunne
Herndon, Virginia	Chairman and Chief Executive Officer

STEELCLOUD, INC.
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 9, 2006
TABLE OF CONTENTS

Page
Proxy Statement	1
Proposal No. 1 — Election of Directors	3
General	3
Shareholder Vote Required	3
Directors and Officers	3
Committees of the Board	5
Code of Ethics	6
Compensation of Directors	7
Executive Compensation	7
Compensation Committee Interlocks and Insider Participation	9
Audit Committee Report	10
Board Compensation Report on executive Compensation	10
Comparative Stock Performance Graph	11
Security Ownership of Certain Beneficial Owners and Management	12
Certain Relationships and Related Transactions	13
Section 16(a) Beneficial Ownership Reporting Compliance	13
Proposal No. 2 — Amendment to the Company’s Certificate of Incorporation, as Amended, to Eliminate the Staggered Terms of the Members of the Board of Directors	14
Background	14
Purpose	14
Effect of the Amendment to Eliminate the Staggered Terms of Directors	15
Form of Amendment to Certificate of Incorporation	15
Proposal No. 3 — Ratification of Appointment of Grant Thornton LLP as Independent Accountants	16
Fees Paid to Independent Auditors	16
Other Matters	18
Appendix A — Articles of Amendment to the Certificate of Incorporation of SteelCloud, Inc.	A-l

Annual Meeting of Shareholders
May 9, 2006
PROXY STATEMENT
The enclosed proxy is solicited on behalf of the Board of Directors of SteelCloud, Inc. (the “Company”) for the annual meeting of shareholders (the “Annual Meeting”) to be held at 10:00 a.m. on May 9, 2006 at the Company’s headquarters, located at 14040 Park Center Road, Herndon, Virginia 20171, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. These proxy solicitation materials were mailed on or about March 21, 2006 to all shareholders entitled to vote at the meeting.
GENERAL INFORMATION
Record Date; Outstanding Shares
Only shareholders of record at the close of business on March 17, 2006 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of February 27, 2006 consisted of 14,055,521 shares of common stock, $.001 par value. For information regarding stock ownership by management and holders of more than 5% of the outstanding common stock, see “Securities Ownership of Certain Beneficial Owners and Management.”
Voting of Proxies and Revocability
All shares presented by properly executed proxies will be voted in accordance with the specifications on the proxy. IF NO SUCH SPECIFICATIONS ARE MADE ON AN EXECUTED PROXY, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED UNDER THE CAPTION “ELECTION OF DIRECTORS”, FOR THE AMENDMENT OF THE COMPANY’S CERTIFICATION OF INCORPORATION, AS AMENDED, ELIMINATING THE STAGGERED TERMS OF MEMBERS OF IT BOARD OF DIRECTORS, AND PROVIDING FOR ONE-YEAR TERMS AND THE ANNUAL ELECTION OF ALL DIRECTORS AND FOR THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDED OCTOBER 31, 2006. A stockholder who has given a proxy pursuant to this proxy solicitation may revoke it at any time before it is exercised by giving written notice thereof prior to the meeting to the Company’s transfer agent, Continental Stock Transfer & Trust Company, or by signing and returning a later dated proxy, or by voting in person at the meeting. Sending in a signed proxy will not affect a stockholder’s right to attend the meeting and vote in person. However, mere attendance at the meeting will not, in and of itself, have the effect of revoking the proxy.
The Company has not received any shareholder proposals for inclusion in this proxy statement. If any other matter or matters are properly presented for action at the meeting, the persons named in the enclosed proxy card and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.
If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

Required Vote
The holder of each outstanding share of common stock as of the record date is entitled to one vote on each matter to be voted on at the Annual Meeting. With respect to the election of directors, the holder of each outstanding share of common stock as of the record date is entitled to one vote for as many persons as there are directors to be elected, however shareholders do not have a right to cumulate their votes for directors. The affirmative vote of a majority of shares of common stock of the Company voted at the meeting in person or by proxy is required for approval of the amendment to the Certificate of Incorporation. The candidates for election as directors will be elected by the affirmative vote of a plurality of the shares of common stock present in person or by proxy and actually voting at the meeting. The affirmative vote of a majority of shares of common stock of the Company voted at the meeting in person or by proxy is required for the approval of Grant Thornton to act as the independent accountants for the fiscal year ending October 31, 2006 and for any other matter that may properly come before the meeting.
THE MATTERS TO BE CONSIDERED AT THE MEETING ARE OF GREAT IMPORTANCE AND THE SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
Solicitation of Proxies
The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, telecopy, or electronic mail. We have hired Continental Stock Transfer & Trust Company to assist in the solicitation process. The Company estimates the cost of solicitation to be $1,800.00.
Quorum; Abstentions; Broker Non-Votes
Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares of common stock will constitute a quorum. Shares represented by a proxy or in person at the meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a vote “for” or “against” such matter. “Broker non-votes” (i.e. where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.
Deadline for Receipt of Stockholder Proposals
Proposals of shareholders of the Company, which are intended to be presented, by such shareholders at the Company’s 2006 annual meeting must be received by the Company no later than February 15, 2007 in order to be included in the proxy statement and form of proxy relating to that meeting. Any such proposal should be addressed to the Company’s Chief Financial Officer and delivered to the Company’s principal executive offices at 14040 Park Center Road, Herndon, Virginia 20171.
Annual Report
The Company’s Annual Report to Shareholders, which includes its Annual Report on Form 10-K for the fiscal year ended October 31, 2005, is enclosed with this Proxy Statement. The Annual Report contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and should not be considered to be part of the proxy soliciting materials.

ELECTION OF DIRECTORS
(Proposal 1)
General
The Directors of the Company are divided into three classes with staggered terms. Two Directors, the Class I Directors, were elected at the 2004 Annual Meeting to serve three-year terms and until their successors are elected and duly qualified. Two Directors, the Class III Directors, were elected at the 2003 Annual Meeting to serve three-year terms. VADM E. A. Burkhalter, Jr. USN has been nominated by the Board of Directors for re-election to the Board of Directors as a Class II Director and as a member of the Audit and Compensation Committees at the 2005 Annual Meeting. James Bruno has been nominated by the Board of Directors for re-election to the Board of Directors as a Class II Director and as a member of the Audit and Executive Committees at the 2005 Annual Meeting. Unless authorization is withheld, the persons named, as proxies will vote FOR the election of the nominees of the Board of Directors named above. Each nominee has agreed to serve if elected. In the event that any nominee shall unexpectedly be unable to serve, the proxies will be voted for such other person as the Board of Directors may designate.
In fiscal year 2005, the Board of Directors met 4 times. All directors attended at least 75% of the meetings.
Shareholder Vote Required
The affirmative vote of a plurality of shares of common stock present in person or by proxy at the Annual Meeting will be required to approve the appointment of each director.
The Board of Directors recommends that shareholders vote “For” each of the Nominees.
Directors and Executive Officers
Set forth below is certain information regarding the directors, including the nominees, and executive officers of the Company:

Name	Age	Position
Thomas P. Dunne	63	Chairman of the Board, Chief Executive Officer, Class III Director

Brian Hajost	49	President

Kevin M. Murphy	34	Chief Financial Officer, Vice President of Administration and Assistant Secretary

James Bruno	69	Director

VADM E. A. Burkhalter, Jr. USN	77	Director

Jay Kaplowitz	59	Director

Benjamin Krieger	66	Director

Arthur L. Money	66	Director

All Directors are elected to staggered three-year terms. Each Director holds office until a successor is elected and qualified unless the Director dies, resigns, or is removed from office. Executive officers hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors. There are currently six Directors on the Company’s Board of Directors and one vacant Board seat, which was created by the resignation of Richard Prins, Director, on February 27, 2004. The Company intends to fill this vacant seat in the future. Set forth below is a biographical description of each Director and Officer of the Company:
Thomas P. Dunne has been Chairman and Chief Executive Officer of SteelCloud, Inc. since he founded the Company in 1987. Mr. Dunne was elected to serve as a member of the executive committee of the Company’s Board of Directors in January 2004. From 1982 to 1987, Mr. Dunne was the Director of Sales of Syntrex, Inc., a corporation that manufactured computer software appliances and servers to the legal profession. Prior thereto, Mr. Dunne spent 12 years with the computer division of Perkin Elmer Corporation, where he held the position of Director of North American Sales.
Brian H. Hajost has been President since June 2005. Prior to his current position, he was Chief Operating Officer of the Company since December 2003. Prior thereto he was Executive Vice President in charge of sales, marketing and investor relations since June 2001. Mr. Hajost has spent 24 years in high tech, the last 16 years in the enterprise software field. He has held various executive and management jobs with TREEV, CheckFree/SSI, Wang, GEISCO, and Docutel/Olivetti. Mr. Hajost graduated with a Bachelor of Science degree in Industrial Marketing from Miami University, Oxford, Ohio.
Kevin M. Murphy has been Chief Financial Officer and Vice President of Administration since January 2004. Prior to his current position, he was Vice President of Finance and Administration and Assistant Secretary of the Company since May 2000. Prior thereto, he served as Chief Accounting Officer and Controller of the Company. Prior to joining the Company, Mr. Murphy was employed by Ernst & Young, LLP where he served as a manager in the audit practice. Mr. Murphy holds a Bachelor of Business Administration degree from James Madison University. He is also a Certified Public Accountant.
James Bruno has been a Class II Director of the Company since September 2000. Mr. Bruno was elected to serve as a member of each of the executive committee and the audit committee of the Company’s Board of Directors in January 2004. Mr. Bruno was formerly President of Syntrex Corporation, prior to which he served as President of the Computer Division of Perkin Elmer Corporation. He had formerly served in various management positions with Electronic Associates, Inc. Mr. Bruno has extensive experience in the computer industry, as well as corporate acquisitions. He has served as a consultant to SteelCloud, Inc. in 1998 and 1997.
Vice Admiral E. A. Burkhalter, Jr., USN (Ret.) has been a Class II Director of the Company since January 1997. Mr. Burkhalter was elected to serve as a member of each of the audit committee and the compensation committee of the Company’s Board of Directors in January 2004. Mr. Burkhalter is currently the President of Burkhalter Associates, Inc.; a consulting firm providing services in the areas of international and domestic strategy, management policy and technology applications, for both government and industry. Mr. Burkhalter spent 40 years as a member of the United Stated Navy, during which time he held several positions, including Director of Strategic Operations for the Chairman of the Joint Chiefs of Staff. He is currently a member to the Defense Intelligence Agency Leadership Council. He is also a trustee of the US Naval Academy Foundation, and a trustee of the Benedictine Foundation.
Jay M. Kaplowitz has been a Class I Director since September 2000. Mr. Kaplowitz was elected to serve as a member of the compensation committee of the Company’s Board of Directors in January 2004. Mr. Kaplowitz is a founding partner of the law firm Gersten Savage LLP, the Company’s Securities Counsel in the United States. Mr. Kaplowitz has more than thirty years experience in corporate, banking and securities law. He has negotiated and structured numerous financial and business transactions and has extensive expertise in public and private equity and debt offerings. Mr. Kaplowitz is a managing member of Formula Capital, LLC, a private equity fund, and is on the board of several private companies. He received a JD from Boston University, and a BA from Brooklyn College, City University of New York.

Benjamin Krieger has been a Class III Director of the Company since September 1999. Mr. Krieger was elected to serve as a member of each of the executive committee and the audit committee of the Company’s Board of Directors in January 2004. Mr. Krieger is currently a partner with WhiteKnight Solutions, LLC, a business consulting firm that specializes in acquisitions, divestitures and strategic alliances. Mr. Krieger was formerly a partner with Corporate Development International, an international company search firm, where he specialized in the pulp and paper, packaging, graphic arts and distribution industries. Prior to CDI, he was President, CEO and a Director of Ris Paper Company. Mr. Krieger began his career with the Mead Corporation where he was promoted through the Company during his 25-year tenure
Arthur L. Money was appointed as a Class I Director and a member of the Audit committee by the Company’s Board of Directors on March 8, 2005. He is currently president of ALM Consulting, specializing in command control and communications, intelligence, signal processing, and information processing. From 1999 to 2001, Mr. Money was the assistant secretary of defense (C31) and Department of Defense CIO. Prior to 1999, Mr. Money served as the assistant secretary of the Air Force for Research, Development, and Acquisition, and was president of ESL, a subsidiary of TRW. Mr. Money graduated from the University of Santa Clara and San Jose State University where he earned his MSME and BSME, respectively. He has received distinguished public service awards from the U.S. Department of Defense (Bronze Palm), the U.S. Air Force, and the U.S. Navy.
The Board has determined that Messrs. Bruno, VADM Burkhalter, Kaplowitz, Krieger, and Money are independent directors as defined in Nasdaq Marketplace Rule 4200.
Committees of the Board
During the fiscal year ended October 31, 2005, the Board of Directors held a total of four (4) meetings. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during the fiscal year ended October 31, 2005.
The Audit Committee appoints and provides for the compensation of the Company’s independent auditors; oversees and evaluates the work and performance of the independent auditors; reviews the scope of the audit; considers comments made by the independent auditors with respect to accounting procedures and internal controls and the consideration given thereto by the Company’s management; approves all professional services to be provided to the Company by its independent auditors; reviews internal accounting procedures and controls with the Company’s financial and accounting staff; oversees a procedure that provides for the receipt, retention and treatment of complaints received by the Company and of confidential and anonymous submissions by employees regarding questionable accounting or auditing matters; and performs related duties as set forth in applicable securities laws, Nasdaq corporate governance guidelines, and the Audit Committee charter. The Board functions pursuant to the Audit Committee charter adopted by the Board in fiscal 2001. The Audit Committee met four (4) times during the fiscal year ended October 31, 2005. The Board has determined that all current members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements. In addition, at least one member of the Audit Committee has past employment experience as a chief executive officer or other senior officer with financial oversight responsibilities, which results in the individual’s financial sophistication as set forth in the rules of the Nasdaq Stock Market. In January 2005, the Board elected James Bruno and VADM Burkhalter to serve on the Audit Committee during fiscal 2005. In March 2005, the Board elected Arthur Money to serve on the Audit Committee during fiscal 2005.

The Compensation Committee has such powers as may be assigned to it by the Board of Directors from time to time and is currently charged with, among other things, determining compensation packages for the Chief Executive Officer, the President and the Chief Financial Officer of the Company, establishing salaries, bonuses and other compensation for the Company’s executive officers and with administering the Company’s 1997 and 2002 Incentive Stock Option Plans (the “Stock Option Plans”), the Company’s 1998 Employee Stock Purchase Plan (the “1998 Purchase Plan”), and recommending to the Board of Directors changes to such plans. The Compensation Committee met twice during fiscal 2005. In January 2005, the Board elected VADM Burkhalter, Jay Kaplowitz and Ben Krieger to serve on the Compensation Committee for fiscal 2005. The Board has determined that all current members of the Compensation Committee are independent directors under the rules of the Nasdaq Stock Market.
The Board of Directors has an Executive Committee (the “Executive Committee”), the members of which are Thomas P. Dunne, James Bruno and Benjamin Krieger. Brian Hajost and Kevin Murphy were appointed as advisors to the Executive Committee in January 2004 by the Board of Directors. The Executive Committee has such powers as may be assigned to it by the Board of Directors from time to time and is currently charged with, among other things, recommending to the Board of Directors the criteria for candidates to the Board of Directors, the size of the Board of Directors, the number of committees of the Board of Directors and their sizes and functions, and the nomination and selection of Board of Directors’ candidates and committee members and rotation of committee members. In addition, the Executive Committee is responsible for establishing and implementing an annual evaluation process for the chief executive officer and the Board of Directors and periodically assessing the overall composition of the Board of Directors to ensure an effective membership mix and, when appropriate, recommending to the Board of Directors a chief executive officer succession plan and succession process. The Executive Committee met twice during fiscal 2005. The Board established a nominating committee in fiscal 2005 which consists of all independent Directors.
Code of Ethics
The Board adopted on September 9, 2004 a Code of Ethics that applies to the Chief Executive Officer, Principal Executive Officers, Senior Financial Officers and Board of Directors. A copy of the Code of Ethics can be found on the Company’s web site at www.steelcloud.com. The Code of Ethics sets forth the Company’s policies and expectations on a number of topics, including: Integrity of Records and Financial Reporting; Compliance with Laws, Rules and Regulations; Conflict of Interest; Corporate Opportunities; Fair Dealing; Confidentiality; Reporting any Illegal of Unethical Behavior; and Waivers.
The Audit Committee of the Board of Directors of the Company reviews the Code of Ethics on an as needed basis, and proposes changes or amendments to the Code of Ethics as appropriate. Changes or amendments proposed by the Audit Committee are submitted to the Board of Directors for review.

Compensation of Directors
In September 2000, the Company granted each of its outside Directors a stock option to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.22 per share. The Company believes the exercise price of $1.22 per share was the fair market value at the time of the grants. In August 2001, the Company granted each of its outside Directors a stock option to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.66 per share. The Company believes the exercise price of $0.66 per share was the fair market value at the time of the grants. In January 2003, the Company granted each of its outside Directors a stock option to purchase 25,000 shares of the Company’s common stock at an exercise price of $1.05 per share. The Company believes the exercise price of $1.05 per share was the fair market value at the time of grants. In June 2004, the Company granted each of its outside Directors a stock option to purchase 10,000 shares of the Company’s common stock at an exercise price of $2.31 per share. The Company believes the exercise price of $2.31 per share was the fair market value at the time of the grants. In June 2005, the Company granted each of its outside Directors a stock option to purchase 10,000 shares of the Company’s common stock at an exercise price of $2.40 per share. The Company believes the exercise price of $2.40 per share was the fair market value at the time of the grants. All of the options granted to the outside directors were pursuant to the Company’s 1997 and 2002 Stock Option Plans described below.
On February 24, 2005, the Board of Directors of SteelCloud, Inc. decided to (i) increase the compensation of Directors for attending Board of Director meetings to $1,000 per meeting attended and (ii) increase the Audit Committee member compensation for attending Audit Committee meetings to $500 per meeting attended; Audit Committee members shall be entitled to receive a total of $1,500 in their capacity as both a Director and Audit Committee member. Prior to this date, SteelCloud did not pay cash compensation to any Director for acting in such capacity, except for nominal sums for attending Board of Directors meetings and reimbursement for reasonable expenses in attending those meetings.
Executive Compensation
The following table sets forth certain information regarding compensation paid by the Company during each of the last three fiscal years to the Company’s Chief Executive Officer and to each of the Company’s executive officers who were paid in excess of $100,000 (“Named Officers”).
Summary Compensation Table

				Long-Term
				Compensation Awards
		Annual Compensation		Number of Options
Name and Principal Position	Year	Salary ($)	Bonus ($)	Granted
Thomas P. Dunne	2005	$300,000	-0-	-0-
Chairman and Chief Executive Officer	2004	$250,000	-0-	300,000
	2003	$240,000	-0-	-0-
Brian H. Hajost	2005	$200,000	-0-	100,000
President	2004	$200,000	-0-	100,000
	2003	$170,000	-0-	-0-
Kevin M. Murphy	2005	$170,000	-0-	75,000
Chief Financial Officer, Vice	2004	$170,000	$20,000	100,000
President of Administration and Assistant Secretary	2003	$163,333	-0-	-0-

Option Grants in Last Fiscal Year
The Company issued 100,000 stock options to Brian H. Hajost and 75,000 stock options to Kevin M. Murphy during fiscal 2005. The options granted to the officers during fiscal 2005 were at or exceeded fair market value at the time of the grants.
Fiscal Year-End Option Values
The following table sets forth certain information concerning the number of shares covered by both exercisable and unexercisable stock options as of October 31, 2005. Also reported are values of “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s Common Stock as of October 31, 2005.

	Number of Shares Subject to
	Unexercised Options at Fiscal		Value of In-the-Money Options
	Year-End		at Fiscal Year End (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas P. Dunne	540,000	—	$298,800	—
Brian H. Hajost	325,000	—	$196,250	—
Kevin M. Murphy	235,000	—	$54,400	—

(1)	Based on the closing price of the Company’s Common Stock of $2.12 per share on October 31, 2005.
Employment Agreements
The Company has an employment agreement with Thomas P. Dunne. The agreement for Mr. Dunne has a term of three years commencing April 1997 and automatically renews for additional one year terms unless terminated by either the Company or the employee. The agreement provides for a $300,000 salary and a bonus at the discretion of the Company’s Board of Directors. The bonus may not exceed the lesser of 5% of the Company’s pre-tax income for the preceding fiscal year or $250,000.
The Company has an employment agreement with Brian H. Hajost. The agreement for Mr. Hajost has a term of three years commencing June 8, 2004 and automatically renews for additional one year terms unless terminated by either the Company or employee. The agreement provides for a $200,000 salary and a bonus at the discretion of the Company’s Board of Directors.
The Company has an employment agreement with Kevin M. Murphy. The agreement for Mr. Murphy has a term of three years commencing June 8, 2004 and automatically renews for additional one year terms unless terminated by either the Company or the employee. The agreement provides for a $170,000 salary and a bonus at the discretion of the Company’s Board of Directors.
Incentive Stock Option Plan
Under the Company’s 1997 Stock Option Plan (the “1997 Option Plan”), options to purchase a maximum of 2,650,000 shares of common stock of SteelCloud, Inc. (subject to adjustments in the event of stock splits, stock dividends, recapitalizations and other capital adjustments) may be granted to employees, officers and directors of the Company and certain other persons who provide services to the Company. As of February 27, 2006 there were 322,341 options to purchase shares of common stock outstanding pursuant to the Option Plan.

Under the Company’s 2002 Stock Option Plan (the “2002 Option Plan”), options to purchase a maximum of 1,500,000 shares of common stock of SteelCloud, Inc. (subject to adjustments in the event of stock splits, stock dividends, recapitalizations and other capital adjustments) may be granted to employees, officers and directors of the Company and certain other persons who provide services to the Company. As of February 27, 2006 there were 1,500,000 options to purchase shares of common stock available for grant pursuant to the Option Plan.
Employee Stock Purchase Plan
In August, 1998, the Board adopted an Employee Stock Purchase Plan (the “Purchase Plan”) whereby employees may purchase Company stock through a payroll deduction plan. The purchase price of the stock is 85% of the market price. All employees, including officers but not directors, are eligible to participate in this plan. All of the Named Officers except for the Chief Executive Officer participated in this plan during fiscal 2005. Executive officers whose stock ownership of the Company exceeds five percent of the outstanding common stock are not eligible to participate in this plan.
Retirement Plans
The Company established a discretionary contribution plan effective May 1, 1999 (the “401(k) Plan”) for its employees who have completed one month of service with the Company. The 401(k) Plan is administered by Fidelity Investments and permits pre-tax contributions by participants pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), up to the maximum allowable contributions as determined by the Code. The Company may match participants’ contributions on a discretionary basis. In fiscal 2005, the Company contributed $.50 for each $1.00 contributed by the employee up to a maximum of 6% of the employee’s annual compensation.
Compensation Committee Interlocks and Insider Participation
In January 2005, the Board elected VADM Burkhalter, Jay Kaplowitz and Benjamin Krieger to serve on the Compensation Committee for fiscal 2005. All Compensation committee members are independent pursuant to Rule 4200 (a)(14) of the National Association of Securities Dealers, Inc.

Audit Committee Report
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended October 31, 2005 with management and has received the written disclosures and the letter from Grant Thornton LLP, the Company’s independent auditors, required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committee). The Audit Committee has also discussed with Grant Thornton the Company’s audited financial statements for the fiscal year ended October 31, 2005, including among other things the quality of the Company’s accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by management in its financial statements and the basis for the auditor’s conclusions regarding the reasonableness of those estimates, and the auditor’s independence, as well as the other matters required by Statement on Auditing Standards No. 61 of the Auditing Standards Board of the American Institute of Certified Public Accountants.
Based on these discussions with Grant Thornton and the results of the audit of the Company’s financial statements, the Audit Committee members recommended unanimously to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005. In January 2005, the Board elected VADM Burkhalter and James Bruno to serve on the Audit Committee for fiscal 2005, each of which the Board has determined are independent directors under the rules of the Nasdaq Stock Market and each of whom is able to read and understand fundamental financial statements. In March 2005, the Board elected Arthur L. Money to serve on the Audit Committee for fiscal 2005. The Board has determined that Mr. Money is an independent director under the rules of the Nasdaq Stock Market and is able to read and understand fundamental financial statements. In addition, at least one member of the Audit Committee has past employment experience as a chief executive officer or other senior officer with financial oversight responsibilities, which results in the individual’s financial sophistication as set forth in the rules of the Nasdaq Stock Market.
Respectfully submitted,
James Bruno
VADM E.A. Burkhalter, Jr.
Arthur L. Money
Board Compensation Committee Report on Executive Compensation
The Company’s officer compensation policy is to offer a package that includes a competitive salary, an incentive bonus based upon achievement of the Company’s financial objectives and of individual performance goals, and competitive benefits. The Company also encourages broad-based employee ownership of Company stock through an employee stock purchase plan in which key employees, who own less than 5% of the outstanding stock, are eligible to participate. The Company’s compensation policy for officers is similar to that for other employees, and is designed to promote continued performance and attainment of corporate and personal goals.
The Compensation Committee of the Board of Directors reviews and approves individual officer salaries, bonus plan financial performance goals and bonus plan allocations. The Committee also reviews guidelines for compensation, bonus, and stock option grants for all employees. Officers of the Company are paid salaries in line with their responsibilities and experience. These salaries are structured to be within the range of salaries paid by competitors in the computer and other relevant industries.
Mr. Dunne, pursuant to his employment agreement is eligible for a financial performance bonus of up to 5% of pre-tax income of the Company, not to exceed $250,000.

Stock Performance Graph
The graph below provides an indicator of cumulative total return on the Company’s common stock as compared with the Russell 3000 Index and the Nasdaq Computer and Data Index during the period from the first fiscal quarter ending January 2001 through the end of fiscal 2005. The graph shows the value, at the end of each fiscal quarter, or $100 invested in the Company’s common stock or the indices in January 2001 and assumes reinvestment of all dividends. The graph depicts the change in the value of the Company’s common stock relative to the noted indices as of the end of each fiscal quarter and not for any interim period. Historical stock price performance is not necessarily indicative of future stock performance.
SteelCloud, Inc. Stock Performance Chart

	SteelCloud			Russell 3000
	Closing Price*	SCLD	R3000 CP	Index	NICP	Nasdaq Index

Jan-01	1.19	100.00	749.98	100.00	1475.98	100.00
Apr-01	0.53	44.54	686.12	91.49	1061.15	71.89
Jul-01	0.70	58.82	665.49	88.73	1008.74	68.34
Oct-01	0.85	71.43	582.22	77.63	821.64	55.67
Jan-02	3.23	271.43	625.60	83.42	1004.31	68.04
Apr-02	2.87	241.18	604.13	80.55	794.33	53.82
Jul-02	1.90	159.66	508.12	67.75	621.10	42.08
Oct-02	1.04	87.39	490.95	65.46	622.07	42.15
Jan-03	1.04	87.39	476.91	63.59	609.76	41.31
Apr-03	1.26	105.88	510.33	68.05	676.33	45.82
Jul-03	3.04	255.46	558.52	74.47	800.54	54.24
Oct-03	4.49	377.31	596.28	79.51	904.69	61.29
Jan-04	3.83	321.85	642.61	85.68	954.23	64.65
Apr-04	3.15	264.71	627.71	83.70	848.87	57.51
Jul-04	2.08	174.79	622.33	82.98	848.58	57.49
Oct-04	2.02	169.75	642.15	85.62	878.53	59.52
Jan-05	2.79	234.45	674.54	89.94	925.35	62.69
Apr-05	2.43	204.20	660.02	88.01	863.74	58.52
Jul-05	2.38	200.00	715.02	95.34	965.45	65.41
Oct-05	2.12	178.15	698.14	93.09	950.87	64.42

Amount invested	100.00

*	All figures are closing prices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of the date hereof, with respect to the beneficial ownership of the common stock by each beneficial owner of more than 5% of the outstanding shares thereof, by each director, each nominee to become a director and each executive named in the Summary Compensation Table and by all executive officers, directors and nominees to become directors of the Company. As of the date hereof the Company had 14,055,021 shares of its common stock outstanding. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

	Number of Shares	Percentage of
	of	Outstanding
Name and Address of	Common Stock	Common Stock
Beneficial Owner (1)	Beneficially Owned	Beneficially Owned
Thomas P. Dunne (2)	2,050,321	14.6%
Brian Hajost (3)	444,947	3.2%
Kevin M. Murphy (4)	285,931	2.0%
James Bruno (5)	95,000	*
Benjamin Krieger (6)	90,000	*
VADM E.A. Burkhalter (7)	76,000	*
Jay M. Kaplowitz (7)	45,000	*
Arthur L. Money (7)	10,000	*

All Executive Officers and Directors as a Group (8 persons)(2)-(7)	3,097,199	22.0%

•	persons less than 1%

(1)	The address of each of such individuals is c/o SteelCloud, Inc., 14040 Park Center Road, Herndon Virginia 20171.

(2)	Includes: (i) 540,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, (ii) 144,999 shares of common stock held in trust for Mr. and Mrs. Dunne’s children, pursuant to which Mr. Dunne is the Trustee, and (iii) 434,334 shares of Common Stock held by Claudia Dunne, Mr. Dunne’s wife, of which Mr. Dunne disclaims beneficial ownership.

(3)	Includes 325,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, all of which are currently exercisable.

(4)	Includes 235,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, all of which are currently exercisable.

(5)	Includes 95,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, all of which are currently exercisable.

(6)	Includes 45,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, all of which are currently exercisable.

(7)	Represents shares of the Company’s Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, all of which are currently exercisable.

Certain Relationships and Related Transactions
During the fiscal year ended October 31, 2005, the Company paid $76,400 to Gersten Savage LLP in connection with legal services. Mr. Kaplowitz, a member of SteelCloud, Inc.’s Board of Directors, is a partner at Gersten Savage LLP.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership of the Company’s common stock with the Securities and Exchange Commission and Nasdaq. Based solely on a review of the copies of such reports and written representations from the reporting persons that no other reports were required, the Company believes that during the fiscal year ended October 31, 2005, its executive officers, directors and greater than ten percent shareholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act.

AMENDMENT TO THE COMPANY’S CERTIFICATE OF
INCORPORATION, AS AMENDED, TO ELIMINATE THE STAGGERED TERMS OF
THE
MEMBERS OF THE BOARD OF DIRECTORS
(Proposal 2)
Background
Article Five of the Company’s Certificate of Incorporation provides that the Board of Directors be divided into three classes (Class I, II, and III), with each group containing one-third of the total, as near as shall be, and as shall be adjusted from time to time by the Board of Directors of the Company to maintain such proportionality. Under this staggered term system, only directors in the particular class of directors which are up for re-election at each annual meeting are subject to re-election.
The Board of Directors has adopted resolutions, subject to stockholder approval, approving and declaring the advisability of an amendment to Article Five of our Certificate of Incorporation to declassify the Board of Directors. The amendments would allow for the annual election of all directors in the manner described in this Proposal 2. The amendment would not change the present number of directors and the directors will retain the authority to change that number and to fill any vacancies or newly created directorships.
Purpose
Staggered boards (sometimes called “classified boards”) have been widely adopted and have a long history in corporate law. Proponents of staggered boards assert that they promote the independence of directors because directors elected for multi-year terms may be less subject to outside influence. Proponents also believe this system provides continuity and stability in the management of the business and affairs of a company because a majority of directors always have prior experience as directors of the company. Proponents further assert that classified boards may enhance stockholder value by forcing an entity seeking control of a target company to initiate arms-length discussions with the board of a target company because the entity is unable to replace the entire board in a single election.
On the other hand, some investors view staggered boards as having the effect of reducing the accountability of directors to stockholders because staggered boards limit the ability of stockholders to evaluate and elect all directors on an annual basis. The election of directors is a primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies. In addition, opponents of staggered boards assert that a staggered structure for the election of directors may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees and therefore may erode stockholder value.
The Board of Directors has analyzed the above advantages and disadvantages of staggered boards. While the Board of Directors believes that the benefits of a classified board are important, the Board of Directors is committed to ensuring maximum accountability by the board to the Company’s stockholders, and annual elections would provide stockholders with a means of evaluating each director each year. Further, the Board of Directors believes that the use of a staggered term for directors may be unduly cumbersome in relation to the benefits it provides and it prevents the Company from more efficiently adjusting the composition of its Board of Directors to meet the Company’s needs. The Board of Directors did not consider the potential anti-takeover effects of staggered boards to be highly influential in its consideration of the removal of the staggered term of directors.

Effect of the Amendment to Eliminate the Staggered Terms of Directors
If approved by the stockholders, the amendments to our Certificate of Incorporation eliminating the staggered terms of directors will not take effect until the Company files with the Commonwealth of Virginia a certificate of amendment setting forth the changes to its Certificate of Incorporation. Because the proposed elimination of the staggered board will not take immediate effect, the Board of Directors will still be operating under the staggered term structure when the Company’s stockholders elect new directors at the Annual Meeting. Thus, all directors, including those elected at the Annual Meeting, will continue to serve the remainder of their terms, with their successors being elected for one-year terms that expire at the next annual meeting. However, the Board of Directors has adopted a resolution that, if the stockholders approve the proposed amendments in this Proposal 1, encourages all directors whose terms continue past the 2006 Annual Meeting to resign upon the commencement of the 2006 Annual Meeting, so that all directors would stand for election in 2007, and serve for one-year terms.
The proposed amendment would not change the present number of directors and the directors will retain the authority to change that number and to fill any vacancies or newly created directorships. In accordance with our Bylaws, the directors will continue to be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors.
Form of Amendment to Certificate of Incorporation
If the proposed amendment is approved by the stockholders, Article Five of our Certificate of Incorporation, as amended, will be amended such that all references to staggered terms of directors are eliminated. The form of proposed amendment to the Company’s Certificate of Incorporation, as amended, necessary to effect the elimination of the staggered term of our directors is provided in Appendix A.
No other sections of our Certificate of Incorporation will be amended pursuant to the proposed removal of the staggered term of our directors.
Recommendation of the Board of Directors
The Board of Directors has determined that amendment of the Company’s Certificate of Incorporation, as amended, to eliminate the staggered term of directors is in the best interest of the Company and our stockholders and recommends a vote “FOR” the proposal to approve the amendment of the Company’s Certificate of Incorporation.
The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required for approval of this proposal. Abstentions and broker non-votes will have the same effect as a “No” vote on this proposal.

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS
(Proposal 3)
Subject to ratification by the shareholders, the Board of Directors appointed Grant Thornton LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending October 31, 2006.
Fees Paid to Independent Auditors
Audit Fees
The aggregate fees billed for the Company’s fiscal years ended October 31, 2005 and October 31, 2004 for professional services rendered by the principal accountants for the audit of the Company’s annual financial statements and review of financial statements included in Forms 10-Q for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements for those fiscal years were approximately $139,000 and $119,000, respectively.
Audit-Related Fees
The aggregate fees billed for the Company’s fiscal years ended October 31, 2005 and October 31, 2004 for assurance and related services by the principal accountants that were reasonably related to the performance of the audit or review of the Company’s financial statements which are not reported under the “Audit Fees” above were approximately $0 and $40,000, respectively. These fees related primarily to acquisition related services and certain equity transactions.
Tax Fees
The aggregate fees billed in each of the fiscal years ended October 31, 2005 and October 31, 2004 for professional services rendered by the principal accountants for tax compliance, tax advice, tax planning were approximately $21,000 and $85,000, respectively. The nature of the services comprising those fees were tax return preparation and filing of amended tax returns based on work performed to analyze the Company’s $13.4 million deferred tax asset.
All Other Fees
In the fiscal year ended October 31, 2005, the Company incurred $7,250 in fees related to updating its sales and use tax registrations. No fees were billed in the fiscal year ended October 31, 2004 for products and services provided by the principal accountants other than the services reported above. The Audit Committee is responsible for reviewing the terms of any proposed engagement of the independent auditor for non-audit services and for pre- approving all such engagements. In providing any pre-approval, the Audit Committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence. All of the services described under the caption “Fees Paid to Independent Auditors” were approved by the Audit Committee. Fiscal 2005 was the fourth year that Grant Thornton LLP has audited the Company’s financial statements.
A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, and will be available to respond to appropriate questions from shareholders.

Shareholder Vote Required
The affirmative vote of the holders of a majority of the Company’s common stock represented and voting at the meeting will be required to ratify the Board of Director’s selection of Grant Thornton LLP.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY GRANT THORNTON, LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE ENSUING YEAR.

OTHER MATTERS
The Board of Directors knows of no other business to be acted upon at the Annual Meeting, or properly before the meeting, other than those matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their best judgment.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Thomas P. Dunne
Chairman and Chief Executive Officer
February 28, 2006
Herndon, Virginia

APPENDIX A
PROPOSED
ARTICLES OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
STEELCLOUD, INC.
STEELCLOUD, INC., a Virginia corporation, DOES HEREBY CERTIFY:
1.	The name of the corporation is STEELCLOUD, INC.

2.	ARTICLE 5.1. TERMS OF DIRECTORS is hereby amended to read as follows:

The Board of Directors shall be elected at the annual meeting of the shareholders, and each Director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.

3.	The foregoing Amendment was adopted on May 9, 2006.

4.	The Amendment was submitted to the shareholders by the board of directors in accordance with the provisions of Chapter 9 of Title 13 of the Code of Virginia, and:

The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment were:

Designation	No. of Outstanding Shares	Number of Votes
Common Stock
The total number of votes cast for and against the amendment by each voting group entitled separately was:

For	Against	Abstain
The undersigned declares that the facts herein stated are true as of the 9th of May, 2006.

STEELCLOUD, INC.

By:

Thomas P. Dunne, Chairman and Chief Executive Officer
 A-1

SteelCloud, Inc.
Annual Meeting of Shareholders—May 9, 2006
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Thomas P. Dunne, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of SteelCloud, Inc., to be held at the Company’s principal executive offices located at 14040 Park Center Road, Herndon, Virginia, on May 9, 2006 at 10:00 a.m. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated February 28, 2006 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.
This Proxy is solicited on behalf of SteelCloud, Inc.’s Board of Directors.
1.	To elect two Class II directors to serve until the 2008 Annual Meeting of Shareholders.

VADM E.A. BURKHALTER, JR	JAMES BRUNO

☐ FOR ALL NOMINEES	☐ WITHHELD FOR ALL NOMINEES
          INSTRUCTION: To withhold authority to vote for any individual, write that nominee’s name in the space provided below:

2.	To amend the Company’s Certificate of Incorporation to eliminate the staggered terms of members of its Board of Directors and providing for one-year terms and the annual election of all directors

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent accountants for the ensuing year.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.
(Continued and to be signed on the other side)

(Continued from other side)
Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.
The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.
Please mark, date, sign and mail your proxy promptly in the envelope provided.

Date:	, 2006

(Print name of Shareholder)

(Print name of Shareholder)

Signature

Signature

Number of Shares
Note:	Please sign exactly as name appears in the Company’s records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.
PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.